SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                               FORM 8-K

           Current Report Pursuant to Section 13 or 15(d) of
                    Securities Exchange Act of 1934

                  Date of Report:  November 15, 2002

                   BROADLEAF CAPITAL PARTNERS, INC.
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        (Exact name of registrant as specified in its charter)


     Nevada                 814-00175                87-0410039
  -----------             --------------          -------------------
(State of other          (Commission File         (I.R.S. Employer
jurisdiction of                Number)          Identification Number)
incorporation)

                        2531 San Jacinto Avenue
                        San Jacinto, CA  92583
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      (Address of principal executive office, including zip code)

                            (909) 652-3885
                         --------------------
                      (Issuer's telephone number)


Item 5. Other Events: Termination of Acquisition of KYAV- Channel 12 and Storage Suites America.

On August 17, 2002, the Board of Directors decided to forgo the intended acquisition of FAYV-Channel 12 located in Palm Springs, California. In May of 2002, the Company entered into a letter of intent to purchase all of the assets of KYAV-TV subject to due-diligence by the Company and FCC approval. Subsequent to the public announcement of the letter of intent, the Company learned that the number of households covered were much lower than indicated and would not meet the business plan requirements of the Company. The Company did receive approval of the license transfer from the FCC in September of 2002.

On October 13, 2002, the Board of Directors decided to forgo the intended acquisition of Storage Suites America business plan and system due to the Company's inability to execute on the Storage Suites America business strategy.



                                   BROADLEAF CAPITAL PARTNERS, INC.



Date:  November 15, 2002                /s/  ROBERT A. BRANER
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                                   Robert A. Braner, President and
                                   Chief Operating Officer